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                                                                    EXHIBIT 10.1






                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

                                 By and Between

                                  ARQULE, INC.

                                       and

                          AMERSHAM PHARMACIA BIOTECH AB

                              Dated August 13, 1998











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                  RESEARCH COLLABORATION AND LICENSE AGREEMENT


         This Research Collaboration and License Agreement (this "Agreement") is entered into as of August 13, 1998 (the "Effective Date") by and between ArQule, Inc. ("ArQule"), a Delaware corporation, and Amersham Pharmacia Biotech AB ("APB"), a Swedish corporation having its principal office at S-751-84, Uppsala, Sweden.

                                 R E C I T A L S

         WHEREAS, APB and ArQule previously entered into the Prior Research and Development Agreement (as herein defined);

         WHEREAS, pursuant to the Prior Research and Development Agreement, APB and ArQule conducted joint research and development activities to determine the feasibility of applying the ArQule technologies to certain APB product areas; and

         WHEREAS, APB and ArQule now desire to extend and expand their joint research efforts, whereby pursuant to this Agreement and to the Commercialization Agreement (as hereinafter defined), the parties will jointly develop[*].

         NOW, THEREFORE, in consideration of the foregoing and the covenants and promises set forth herein, APB and ArQule hereby agree as follows:

1.       DEFINITIONS.

         1.1 "Affiliate" means any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by a party. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2      "APB Background Technology" means Background Technology that
(i) is owned or controlled by APB and (ii) APB has the right to license or sublicense and use for the purposes set forth in this Agreement.

         1.3 "APB Collaboration Technology" means Collaboration Technology that was conceived, developed, discovered or reduced to practice solely by employees or others acting on behalf of APB pursuant to this Agreement.

         1.4 "APB Core Technology" means Technology that principally consists of [*].




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         1.5      "APB Patent Rights" means Patent Rights covering APB
Technology.

         1.6 "APB Technology" means (i) APB Background Technology, (ii) APB Collaboration Technology, and (iii) Joint Background Technology and Joint Collaboration Technology that is within the APB Core Technology.

         1.7 "ArQule Background Technology" means Background Technology that (i) is owned or controlled by ArQule, and (ii) ArQule has the right to license or sublicense and use for the purposes set forth in this Agreement.

         1.8 "ArQule Collaboration Technology" means Collaboration Technology conceived, developed, discovered or reduced to practice solely by employees or others acting on behalf of ArQule pursuant to this Agreement.

         1.9 "ArQule Compound" means a small organic chemical molecule that is synthesized and optimized by ArQule and is capable of binding to a particular Biomolecule, including a chemical derivative thereof or a compound that exhibits structural similarity thereto.

         1.10 "ArQule Core Technology" means Technology that principally consists of [*].

         1.11 "ArQule Patent Rights" means Patent Rights covering ArQule Technology.

         1.12     "ArQule Technology" means (i) ArQule Background Technology,
(ii) ArQule Collaboration Technology, and (iii) Joint Background Technology and Joint Collaboration Technology that is within the ArQule Core Technology.

         1.13 "Background Technology" means Technology that is useful in the field of [*] and which is conceived, developed, discovered, reduced to practice, acquired, or licensed by a party prior to or outside of this Agreement.

         1.14 "Biomolecules" means polypeptides, proteins, oligonucleotides, polynucleotides, oligosaccharides, polysaccharides or any combination of such molecules, whether produced by natural means or by organic synthesis on solid support or in solution.

         1.15     [*].

         1.16 "Collaboration Milestones" means the specific collaboration objectives described in EXHIBIT B, as amended and updated by the parties pursuant to Section 7.1.

         1.17 "Collaboration Technology" means Technology that was conceived, developed, discovered, or reduced to practice pursuant to this Agreement.

         1.18 "Collaborative Research Program" means the collaborative research program described in Article 2 of this Agreement.



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         1.19     "Commercialization Agreement" means the agreement entered into between the parties dated as of the Effective Date and relating to their joint efforts in the marketing, distribution and sale of [*].

         1.20     "Confidential Information" has the meaning set forth in
Section 6.1.

         1.21 "Customer Project" means a project to deliver [*] to a third party customer.

         1.22 "Customer Project Plan" means a description of activities that each party will conduct with respect to a particular Customer Project.

         1.23     [*].

         1.24 "Joint Background Technology" means Background Technology that was conceived, developed, discovered, or reduced to practice pursuant to the Prior Research and Development Agreement by employees or others acting on behalf of ArQule together with employees or others acting on behalf of APB pursuant to this Agreement.

         1.25 "Joint Collaboration Technology" means Collaboration Technology that was conceived, developed, discovered, or reduced to practice by employees or others acting on behalf of ArQule together with employees or others acting on behalf of APB pursuant to this Agreement.

         1.26     "Joint Patent Rights" means Patent Rights covering Joint
Technology.

         1.27 "Joint Technology" means Joint Background Technology and Joint Collaboration Technology, excluding Technology that is within the ArQule Core Technology or APB Core Technology.

         1.28     "Licensed Product" means[*].

         1.29     "Licensed Service" means[*].

         1.30     [*].

         1.31     "Net Sales" means[*].

         In the event any Licensed Product or Licensed Service is sold or provided as a component of a combination of functional elements, Net Sales for purposes of determining royalty payments on such combination shall be calculated[*].

         1.32 "Patent Rights" means any United States or foreign patent applications, together with any and all patents that have issued or in the future issue therefrom, and all related



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divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions and foreign counterparts thereof.

         1.33 "Prior Research and Development Agreement" means the Research and Development Agreement between the parties dated March 10, 1995 and the amendments thereto dated February 19, 1996 (Amendment No. 1), September 25, 1996 (Amendment No. 2) and June 27, 1997 (Amendment No. 3).

         1.34     "Program Manager" has the meaning set forth in Section 2.3.

         1.35     "Proprietary Materials" has the meaning set forth in Section
6.2(a).

         1.36 "Royalty Period" means the partial calendar quarter commencing on the date on which the first Licensed Product is sold or the first Licensed Service is provided, and every complete or partial calendar quarter thereafter during which APB has the obligation to pay a royalty to ArQule pursuant to
Article 9.

         1.37     "Steering Committee" means the Steering Committee described in
Article 3.

         1.38 "Technical Milestones" means the specific technical milestones described in the Technology Development Plan attached as EXHIBIT A, as subsequently amended by the parties.

         1.39 "Technology" means any proprietary development, idea, design, concept, technique, process, invention, Proprietary Materials, discovery, or improvement, whether or not patentable or copyrightable.

         1.40 "Technology Development Plan" means a plan for the development, maintenance and improvement of [*].

         1.41 "Valid Claim" means either (i) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (ii) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling.

2.       THE COLLABORATIVE RESEARCH PROGRAM.

         2.1 OVERVIEW OF COLLABORATIVE RESEARCH PROGRAM. The overall purposes of the Collaborative Research Program are [*].

         2.2 OVERALL CONDUCT OF THE COLLABORATIVE RESEARCH PROGRAM. During the term of this Agreement, ArQule and APB agree to use their best efforts to conduct all activities pursuant to the Collaborative Research Program in accordance with the Technology Development Plan and each Customer Project Plan and as directed by the Steering Committee.





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         2.3      PROGRAM MANAGER. Each party shall designate a program manager
(the "Program Manager") who shall have primary responsibility for (i) the performance of activities pursuant the Collaborative Research Program conducted by such party and (ii) coordination of efforts with the other party. The Program Managers shall report on project activities directly to the Steering Committee. Each party shall have the right to change its Program Manager immediately upon written notice to the other party.


         2.4      RESPONSIBILITIES OF ARQULE.

                  (a) RESPONSIBILITIES UNDER THE TECHNOLOGY DEVELOPMENT PLAN. In connection with the development of the technology platform, ArQule will be responsible for the activities set forth in the Technology Development Plan.

                  (b) RESPONSIBILITIES IN THE CONDUCT OF CUSTOMER PROJECTS. ArQule shall be responsible for identifying and synthesizing ArQule Compounds[*]. ArQule's specific responsibilities will be set forth in the Customer Project Plan, and in the event of any inconsistency between the Customer Project Plan and this Section 2.4(b), the Customer Project Plan shall govern.


         2.5      RESPONSIBILITIES OF APB.

                  (a) RESPONSIBILITIES UNDER THE TECHNOLOGY DEVELOPMENT PLAN. In connection with the development of the technology platform, APB will be responsible for the activities set forth in the Technology Development Plan.

                  (b) RESPONSIBILITIES IN THE CONDUCT OF CUSTOMER PROJECTS. APB shall be responsible for development of [*] for use with a particular ArQule Compound and pursuant to a Customer Project. Such activities will generally include, without limitation, [*]. APB's specific responsibilities will be set forth in each Customer Project Plan, and in the event of any inconsistency between the Customer Project Plan and this Section 2.5(b), the Customer Project Plan shall govern.

         2.6 PERSONNEL. In addition to the Program Managers, each party agrees to assign to the Collaborative Research Program such qualified and competent members of its staff as may be required to achieve the aims and goals set forth in the Technology Development Plan and in each Customer Project Plan. All such commitments of personnel, including the number of dedicated full-time equivalents to be committed by each party, shall be set by the Steering Committee.

         2.7 PAYMENT OF COSTS AND EXPENSES. Except for the research fees payable to ArQule by APB pursuant to Section 9.1, each party shall bear the costs and expenses of its respective activities in connection with the Collaborative Research Program, and shall promptly make payments to third parties arising therefrom.





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         2.8      REPORTS AND RECORDS. Each party agrees to promptly and
regularly communicate to the other party all research results arising from activities under the Collaborative Research Program, including quarterly reports to the Steering Committee detailing all research activities and research results conducted or obtained by such party. Each party shall prepare and maintain adequate records, including bound laboratory notebooks maintained in accordance with standard scientific procedures, containing all appropriate data reflecting all research results arising from activities pursuant to the Collaborative Research Program.

3.       GOVERNANCE OF THE COLLABORATIVE RESEARCH PROGRAM.

         3.1 CREATION OF STEERING COMMITTEE. The parties hereby create a Steering Committee which shall consist of six (6) members, including [* ]. If any member of the Steering Committee dies, resigns, or becomes incapacitated, the party which designated such member shall designate his or her successor (whose term shall commence immediately), and any party may withdraw the designation of any of its members of the Steering Committee and designate a replacement (whose term shall commence immediately) at any time by giving notice of the withdrawal and replacement to the other party. If a member of the Steering Committee cannot attend a meeting, that member may appoint a substitute to attend the meeting in his or her place. The chairperson of the Steering Committee shall be designated annually on an alternating basis between the parties. The party not designating the chairperson shall designate one of its representatives as secretary of the Steering Committee for such year.

         3.2 MEETINGS OF THE STEERING COMMITTEE. Regular meetings of the Steering Committee shall be held semiannually within forty-five (45) days of the end of each calendar half year, or at such other times as the parties may deem appropriate, at such times and places as the members of the Steering Committee shall from time to time agree. Special meetings of the Steering Committee may be called by either party on fifteen (15) days written notice to the other party unless notice is waived by the parties. All meetings shall alternate between the offices of the parties unless the parties otherwise agree. In the event a Steering Committee member is unable to attend a meeting of the Steering Committee, such Steering Committee member may designate an alternate member who will serve solely for that Steering Committee meeting.

         3.3 DECISIONS OF THE STEERING COMMITTEE. A quorum of the Steering Committee shall be present at any meeting of the Steering Committee if every member or a duly appointed substitute are present at such meeting in person or by telephone. If a quorum exists at any meeting, the unanimous consent of all members of the Steering Committee present at such meeting is required to take any action on behalf of the Steering Committee. Unless otherwise specifically stated to the contrary herein, no individual party shall purport to act on behalf of the other party unless and then only to the extent authorized to do so by the Steering Committee.

         3.4 RESPONSIBILITY OF STEERING COMMITTEE. The Steering Committee shall be responsible for oversight of the day-to-day conduct and progress of the Collaborative Research





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Program and approval of all activities relating to the Collaborative Research
Program, including without limitation:

                           (i)      preparing and recommending overall budgets
for the Technology Development Plans and the Customer Project Plans;

                           (ii)     recommending changes to the Collaboration
Milestones subject to Section 7.1;

                           (iii)    assessing, at least once every [*] during
the first [*] of the Collaborative Research Program, whether the parties are on target to meet the Collaboration Milestones and Technical Milestones, and conducting a formal evaluation whether the Collaboration Milestones have been met at the end of that [*] period;

                           (iv)     determining the type of intellectual
property protection that should be sought for a particular item of Joint Technology, e.g. patent protection or trade secret protection, and allocating the costs of intellectual property protection of the Joint Technology between the parties;

                           (v)      determining which party should take the lead
regarding the preparation, filing, prosecution and maintenance of Joint Patent Rights, and determining which party should take the lead regarding the enforcement or defense of infringement or declaratory judgment actions relating to the Joint Patent Rights, and allocating any expenses relating thereto between the parties;

                           (vi)     recommending, for the purpose of calculating
Net Sales pursuant to Section 1.31, [*] of the Licensed Product or Licensed Service portion of a combination product;

                           (vii)    directing and administering the
Collaborative Research Program and overseeing the conduct of each Customer Project, including preparing, updating and revising the Customer Project Plans;

                           (viii)   preparing, updating and revising the
Technology Development Plan including setting, reviewing and modifying the Technical Milestones;

                           (ix)     reviewing reports and research results
submitted by ArQule and APB regarding their respective activities pursuant to the Collaborative Research Program, providing a forum for the exchange of scientific information among the scientists participating in the Collaborative Research Program, and approving public disclosures of technical information; and




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                           (x)      determining whether a Technology that is
conceived, developed, discovered or reduced to practice pursuant to the Prior Research and Development Agreement or this Agreement constitutes an APB Technology, an ArQule Technology, or a Joint Technology.

The Steering Committee actions described in items (i), (ii), and (vi) require the approval of the Chief Executive Officers of each party.

         3.5 STEERING COMMITTEE REPORTS. Within ten (10) days following each meeting of the Steering Committee held pursuant to Section 3.2, the secretary of the Steering Committee shall prepare and send to the members of the Steering Committee a detailed written report of actions taken at the meeting in such form and containing such detail as shall be determined by the Steering Committee.

         3.6 DEADLOCK. In the event that the Steering Committee cannot reach agreement with respect to any matter that is subject to its decision-making authority, then the matter shall be referred to the dispute resolution procedure described in Section 13.12.

4.       GRANTS OF RIGHTS

         4.1 RIGHTS TO ARQULE TECHNOLOGY AND ARQULE PATENT RIGHTS. Subject to the terms of this Agreement, including without limitation the provisions of
Article 8 below, ArQule hereby grants to APB and its Affiliates a [* ] license [*] under the ArQule Patent Rights and other rights in the ArQule Technology, to develop, make, use, sell, import and distribute Licensed Products and to develop and provide Licensed Services in the field of [*]. In addition, subject to the terms of this Agreement, including without limitation the provisions of Article 8 below, ArQule hereby grants to APB and its Affiliates a [*] license under the ArQule Patent Rights and other rights in the ArQule Technology [*].

         4.2 RIGHTS TO APB TECHNOLOGY AND APB PATENT RIGHTS. Subject to the terms of this Agreement, including without limitation the provisions of Article 8 below, APB hereby grants to ArQule and its Affiliates a [*] license [*] under the APB Patent Rights and other rights in the APB Technology, to the extent necessary to enable ArQule to practice ArQule Patent Rights or Joint Patent Rights or to use the ArQule Technology or the Joint Technology in [*], and to the extent necessary to enable ArQule to fulfill its responsibilities pursuant to the Collaborative Research Program; provided, however, that ArQule shall not have the right to use any APB Background Technology in the field of [* ] except to fulfill its responsibilities under the Collaborative Research Program.







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         4.3      USE OF JOINT TECHNOLOGY.

         (a) Subject to the terms of this Agreement, including without limitation the provisions of Article 8, APB and its Affiliates shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose in the field of [*] which are determined according to the procedures set forth in Section 9.5(a) below. APB and its Affiliates shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose outside the field of [*].

         (b) Subject to the terms of this Agreement, including without limitation the provisions of Article 8, ArQule and its Affiliates and sublicensees shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose in the field of [*], which are determined according to the procedures set forth in Section 9.5(b) below and included in a definitive license agreement before the relevant product or service is made commercially available. ArQule and its Affiliates and sublicensees shall have the right to use the Joint Technology and to practice the Joint Patent Rights for any purpose outside of the field of[*].

         4.4 USE OF [*]. Each party hereby agrees to grant to any third party customer of a [*] any and all rights and licenses that are necessary to effectuate any grant of rights in that [*] pursuant to a contract executed by APB and approved by ArQule under the Commercialization Agreement.

         4.5 OTHER TECHNOLOGY. In the event that either party desires to contribute to the Collaborative Research Program a Technology that is not useful in the [*]field[*] and therefore does not constitute Background Technology under this Agreement, but which such party believes may become useful in the [*] field through research and development efforts in the Collaborative Research Program, such party may propose to the Steering Committee that the Technology be included under this Agreement. If the Steering Committee decides to include such a Technology, the Steering Committee may establish different contractual terms that apply to that Technology, subject to the approval of the Chief Executive Officers of both parties.

5.       INTELLECTUAL PROPERTY OWNERSHIP; PATENT PROSECUTION; INFRINGEMENT

         5.1      OWNERSHIP OF INTELLECTUAL PROPERTY

                  (a) APPLICABLE LAW. The principles of U.S. patent law shall be applied to determine whether (i) employees or others acting on behalf of APB, or (ii) employees or others acting on behalf of ArQule, or (iii) employees or others acting on behalf of APB together with employees or others acting on behalf of ArQule, conceived, developed, discovered or reduced to practice a Technology, whether patentable or not, pursuant to the Prior Research and Development Agreement or this Agreement.

                  (b) ARQULE PATENT RIGHTS AND ARQULE TECHNOLOGY. The ArQule Technology and the ArQule Patent Rights are solely owned by ArQule. ArQule shall have sole responsibility for and control over the prosecution, maintenance and enforcement of the ArQule Patent Rights.






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                  (c)      APB PATENT RIGHTS AND APB TECHNOLOGY. The APB
Technology and the APB Patent Rights are solely owned by APB. APB shall have sole responsibility for and control over the prosecution, maintenance and enforcement of the APB Patent Rights.

                  (d) JOINT PATENT RIGHTS AND JOINT TECHNOLOGY. ArQule and APB shall have joint ownership of all right, title, and interest in the Joint Technology and under the Joint Patent Rights, and the parties agree to execute all documents of assignment necessary to effectuate this result. Each party shall ensure that its employees, consultants, agents, and representatives are contractually required to assign to such party all Joint Patent Rights and other rights in the Joint Technology, and to promptly disclose all Joint Technology to such party.

                  (e) NOTICE OF JOINT TECHNOLOGY. Each party shall provide prompt written notice to the Steering Committee of the internal disclosure of
(i) any Joint Background Technology developed by such party pursuant to the Prior Research and Development Agreement and (ii) any Joint Collaboration Technology developed by such party pursuant to this Agreement. The Steering Committee shall evaluate whether such Technology is within the APB Core Technology or ArQule Core Technology, in which case Subsection 5.1(b) or 5.1(c) shall apply. If such Technology is outside the APB Core Technology or ArQule Core Technology, the Steering Committee shall determine whether to seek Joint Patent Rights claiming the Joint Technology, or to maintain the Joint Technology as a trade secret. The Steering Committee shall make its recommendations to the Steering Committee for final approval.

         5.2      MANAGEMENT OF INTELLECTUAL PROPERTY.

                  (a) RESPONSIBILITY FOR JOINT PATENT RIGHTS. The party responsible for the filing, prosecution and maintenance of Joint Patent Rights shall be determined by the Steering Committee on a case-by-case basis. Expenses relating to the preparation, filing, prosecution and maintenance of the Joint Patent Rights shall be divided evenly by the parties, unless a different allocation is decided by the Steering Committee.

                  (b) COOPERATION. Each party agrees to cooperate fully in the preparation, filing, prosecution, and maintenance of all Joint Patent Rights claiming Joint Technology. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments, or requiring its employees, consultants, and agents to execute such papers and instruments, as reasonable and appropriate so as to enable one or both parties to file, prosecute, and maintain such Patent Rights in any country; (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Joint Patent Rights; (iii) providing the other party with the opportunity to review and consult on, any filings with the United States Patent and Trademark Office and the equivalent of such office in foreign countries; and (iv) undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of any such Joint Patent Rights.

                  (c) ASSUMPTION OF RIGHTS BY OTHER PARTY. In the event that a party desires to decline responsibility for obtaining or maintaining Joint Patent Rights in a country for any of the Joint Technology, such party will notify the other party before taking such action and, upon request, will allow the other party to assume responsibility for, and all expenses relating to, the



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relevant Joint Patent Rights in those countries; provided, that, neither party shall have the right to seek patent protection for any Joint Technology with respect to which the Steering Committee has determined, in its discretion, to maintain as a trade secret. In the event that a party desires to cease further payment of patent-related expenses for a Joint Patent Right in any country, such party shall assign all rights in that Joint Patent Right in such country to the other party, and thereafter shall have no further obligation to pay such expenses.

         5.3 INFRINGEMENT. Neither party shall have the obligation to initiate an infringement action to assert any Patent Right. However, if a party does initiate an infringement action in connection with a Patent Right claiming Joint Technology, the other party shall have the right to join in the action. In such event, the parties shall determine an allocation of the costs and expenses of the litigation, and damages will be awarded as follows: [*].

6.       CONFIDENTIAL INFORMATION; PROPRIETARY MATERIALS

         6.1      CONFIDENTIAL INFORMATION.

                  (a) DEFINITION OF CONFIDENTIAL INFORMATION. Confidential Information shall mean any technical or business information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement. Such Confidential Information may include, without limitation, the ArQule Background Technology, the APB Background Technology or the Joint Technology, the use of a chemical compound, as well as trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, Research and Steering Committee reports or minutes, product and marketing plans, and customer and supplier information.

                  (b) OBLIGATIONS. The Receiving Party agrees that it shall:

                           (i)      maintain all Confidential Information in
strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

                           (ii)     use all Confidential Information solely for
the purposes set forth in this Agreement; and

                           (iii)    allow its directors, officers, employees,
consultants, and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.





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                  (c)      EXCEPTIONS. The obligations of the Receiving Party
under Section 6.1(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

                           (i)      was in the public domain prior to the time
of its disclosure under this Agreement;

                           (ii)     entered the public domain after the time of
its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

                           (iii)    was independently developed or discovered by
the Receiving Party without use of the Confidential Information;

                           (iv)     is or was disclosed to the Receiving Party
at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or

                           (v)      is required to be disclosed to comply with
applicable laws or regulations, or with a court or administrative order, provided, that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

         6.2      PROPRIETARY MATERIALS.

                  (a) DEFINITION OF PROPRIETARY MATERIALS. "Proprietary Materials" means any tangible chemical, biological, or physical materials that are furnished by one party (the "Materials Provider") to the other party (the "Materials Recipient") in connection with this Agreement regardless of whether such materials are specifically designated as proprietary to the Materials Provider, including without limitation all ArQule Compounds. The Materials Provider shall furnish such Proprietary Materials to the Materials Recipient in a mutually acceptable form, including appropriate labelling and packaging.

                  (b) LIMITED USE. The Materials Recipient shall use the Proprietary Materials solely for the purposes set forth in this Agreement. The Materials Recipient shall use the Proprietary Materials only in compliance with all applicable governmental laws and regulations, and not for any in vivo experiments on human subjects. The Materials Recipient assumes all liability for damages that may arise from the use, storage, or disposal of any Proprietary Materials. The Materials Recipient will not be liable to the Materials Provider for any loss, claim, or demand made by Materials Recipient, or made against the Materials Recipient by any other party, due to or arising from the use, storage, or disposal of any Proprietary Materials by the Materials Recipient, and the Materials Recipient agrees, to the extent allowed under applicable law, to defend, indemnify, and hold the Materials Provider harmless from and against any such losses,




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claims, or demands, except to the extent caused by the gross negligence or willful misconduct of the Materials Provider.

                  (c) LIMITED DISPOSITION. Except as otherwise expressly provided herein, the Materials Recipient shall not transfer or distribute any Proprietary Materials to any third party without the prior written consent of the Materials Provider, which consent may be withheld at the sole discretion of the Materials Provider.

                  (d) APPLICABLE LAWS AND REGULATIONS. The Materials Recipient agrees to comply with all federal, state, and local laws and regulations applicable to the use, storage, disposal, and transfer of Proprietary Materials furnished by the Materials Provider, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and implementing regulations (in particular, 40 CFR 720.36 [Research and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and implementing regulations, all Export Administration Regulations of the U.S. Department of Commerce, and equivalent laws and regulations in countries outside the United States. The Materials Recipient assumes sole responsibility for any violation of such laws or regulations by the Materials Recipient, its employees or its consultants.

         6.3      RETURN OF CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS.

                  (a) CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

                  (b) PROPRIETARY MATERIALS. Upon the termination of this Agreement, the Materials Recipient shall, at the instruction of the Materials Provider, either destroy or return any unused Proprietary Materials.

         6.4      SURVIVAL OF OBLIGATIONS. The obligations set forth in this
Article 6 shall remain in effect for a period of [* ] after termination of this Agreement, except that the obligations of the Receiving Party to return Confidential Information to the Disclosing Party and the obligations of the Materials Recipient to return or destroy Proprietary Materials received from the Materials Provider shall survive until fulfilled.

7.       DILIGENCE; TECHNICAL MILESTONES AND COLLABORATION MILESTONES

         7.1 ESTABLISHMENT AND MONITORING OF TECHNICAL MILESTONES AND COLLABORATION MILESTONES. The parties, through the Steering Committee, have established Technical Milestones in the Technology Development Plan on EXHIBIT A and the Collaboration Milestones set forth on






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

EXHIBIT B. The parties will work together in good faith, each using best efforts, to achieve the initial Technical Milestones by the times indicated in the Technology Development Plan and to achieve the Collaboration Milestones on or before [*] from the Effective Date. The Steering Committee will monitor progress toward accomplishing the Technical Milestones and will produce a written evaluation every [*]. To assist the Steering Committee, each party shall appoint as an informal technical auditor one of its employees who is reasonably knowledgeable in the subject matter of the Collaborative Research Program but is not significantly involved in the Collaborative Research Program. The Steering Committee may modify the Technical Milestones in its discretion. The Steering Committee will monitor progress toward accomplishing the Collaboration Milestones and will produce a written evaluation every [*]. The Steering Committee may modify the Collaboration Milestones in its discretion provided, that no modification to the Collaboration Milestones shall take effect without the prior written approval of the Chief Executive Officers of both parties.

         7.2 FAILURE TO ARCHIVE THE TECHNICAL MILESTONES. At [*] from the start of the Collaborative Research Program, the Steering Committee shall conduct a formal evaluation of whether the initial Technical Milestones have been achieved. If the parties have been unable to meet the initial Technical Milestones, the parties may [*].

         7.3      FAILURE TO ACHIEVE THE COLLABORATION MILESTONES.

                  (a) At [*] from the start of the Collaborative Research Program, the Steering Committee shall conduct a formal evaluation of the progress toward achieving the Collaboration Milestones. If the parties determine that it is unlikely that the Collaboration Milestones will be met by the end of [*] from the Effective Date, or if the parties desire to terminate the Collaborative Research Program, then by mutual written agreement the parties may [*].

                  (b) At [*] from the Effective Date, the Steering Committee shall conduct a formal evaluation of whether the Collaboration Milestones have been achieved. If the parties have not achieved the Collaboration Milestones, ArQule or APB may [ *].

         7.4 CONVERSION TO [*] RELATIONSHIP. In the event the [*] relationship of the parties is converted, pursuant to Sections 7.2 or 7.3, to a [*] relationship, the following shall occur:

                  (a)      the Collaborative Research Program shall[*];

                  (b)      the [*] license granted to APB pursuant to Section
4.1 shall be converted to a [*] license;

                  (c) the non-exclusive license granted to ArQule pursuant to Section 4.2 shall remain in effect;





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                                       14

                  (d) the licenses on use of the Joint Patent Rights and Joint Technology set forth in Section 4.3 shall survive;

                  (e) the parties shall negotiate in good faith regarding adjustments to the royalty rates on the Net Sales of [*] set forth in Section 9.2; and

                  (f) the parties' obligations regarding exclusivity pursuant to Article 8 shall terminate.

8.       EXCLUSIVE RELATIONSHIP IN THE AREA OF [*].

         8.1 GENERAL. The parties agree to work together exclusively to provide [*]based on small organic molecule ligands in the field of [*] to third party customers in the bioseparations market.

         8.2      SCOPE OF EXCLUSIVITY.

                  (a) ArQule agrees that it will not enter into any agreements with another supplier of separations media products or services to develop and/or furnish ligands to such supplier as part of [*], or to endorse such supplier; provided, that ArQule shall not be precluded from supplying ligands to an end-user customer for use in the field of [*].

                  (b) APB agrees not to enter into any agreements with another developer or manufacturer of small molecules in order to develop and/or furnish ligands to its end user customers as part of an [*], or to endorse another supplier of such services. APB further agrees that it will not use the ArQule Technology or the Joint Technology in any project to provide [*] in the field of [*] unless ArQule participates in that project. The foregoing notwithstanding, APB is not precluded from [*].






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                                       15

9.       PAYMENTS

         9.1 RESEARCH AND DEVELOPMENT FEES. APB agrees to pay ArQule a total of [*] within [*] of the Effective Date for performance of activities under the initial [*] phase of the Technology Development Plan.

         9.2 ROYALTIES ON MEDIA PRODUCTS. In partial consideration of the services performed by ArQule in Customer Projects pursuant to the Commercialization Agreement and this Agreement, as well as the technology contributions by ArQule that enable the parties to provide [*], APB shall pay ArQule a royalty on the Net Sales of [*], on a [*]-by-[*] basis, at the rates set forth below:

                  ESTIMATED ANNUAL NET SALES                  ROYALTY
                  OF THE [*]

                  [*]
                  [*]
                  [*]

provided, that, if the cumulative actual Net Sales for a particular [*] exceeds [*], the annual royalty on any future Net Sales of such [*] shall be increased by [*]. By way of example, but not limitation, [*].

         9.3 ADJUSTMENTS TO ROYALTY PAYMENTS. At the commencement of each calendar year APB will estimate the total annual Net Sales for each [*] anticipated to be sold by APB during such calendar year, and thereby determine the royalty percentage that will apply to the total annual Net Sales of such [*] during such calendar year. After the end of each calendar year, APB will provide, together with the first quarterly report due pursuant to Section 9.6, a written report setting forth the total actual annual Net Sales for each such [*] in such calendar year, reconciling the royalties paid by APB during such calendar year with the royalties actually due from APB. Together with said report, APB will either make a payment to ArQule or issue to ArQule an invoice for any overpayments. All invoices provided for under this Section 9.3 shall be stated, and all amounts payable thereunder shall be paid in United States dollars as provided in Section 9.7.

         9.4 DURATION OF ROYALTY OBLIGATION. APB's obligation to pay royalties on the annual Net Sales of [*] pursuant to Section 9.2 shall continue for as long as such [*] are being sold.







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                                       16

         9.5      ROYALTIES ON OTHER LICENSED PRODUCTS OR LICENSED SERVICES.

                  (a) If APB wishes to develop, market or sell Licensed Products other than [*] or Licensed Services other than services within [*] or incidental services in support of [*], APB shall notify ArQule in writing and promptly thereafter the parties shall enter into good faith negotiations to[*], for the development and commercialization of such Licensed Products or Licensed Services. Until such terms are established,[*].

                  (b) If ArQule wishes to develop, market or sell products or services for which a royalty or other payment is due to APB pursuant to Sections 4.2 or 4.3(b), ArQule shall notify APB in writing and promptly thereafter the parties shall enter into good faith negotiations to [*] for the development and commercialization of such products or services. Until the parties execute a definitive license agreement, [*].

         9.6 REPORTS. Within [*] days after the conclusion of each Royalty Period, APB shall deliver to ArQule a report containing the following information:

                  (i) gross sales of Licensed Products and Licensed Services by APB during the applicable Royalty Period in each country of sale;

                  (ii) adjustments and calculation of Net Sales for each Licensed Product and/or Licensed Service for the applicable Royalty Period in each country of sale;

                  (iii) total Net Sales of each Licensed Product and/or Licensed Service together with the exchange rates used for conversion; and

                  (iv) total royalty payment due for the Royalty Period for each Licensed Product and/or Licensed Service.

         If no payment is to be made by APB for any reporting period, the report shall so state. All such reports shall be considered Confidential Information under this Agreement. Concurrent with this report, APB shall remit to ArQule any payment due for the applicable Royalty Period.

         9.7 PAYMENTS IN U.S. DOLLARS. Subject to Section 9.8, all payments due under this Article 9 shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the WALL STREET JOURNAL) on the last working day of the calendar quarter preceding the applicable Royalty Period. Such payments shall be without deduction of exchange, collection, or other charges.

         9.8 PAYMENTS IN OTHER CURRENCIES. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, APB shall give ArQule prompt written notice of such restriction, which notice shall satisfy the payment deadlines described in Section 9.6. APB shall





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                                       17
pay any amounts due ArQule through whatever lawful methods ArQule reasonably designates; provided, however, that if ArQule fails to designate such payment method within thirty (30) days after being notified of the restriction, APB may deposit such payment in local currency to the credit of ArQule in a recognized banking institution selected by APB and identified by written notice to ArQule, and such deposit shall fulfill all obligations of APB to the other party with respect to such payment.

         9.9      RECORDS. APB shall maintain complete and accurate records of
(i) Licensed Products and/or Licensed Services sold or provided and (ii) any royalties payable to ArQule in relation to each such Licensed Product and/or Licensed Service, which records shall contain sufficient information to permit ArQule to confirm the accuracy of any reports delivered under Section 9.6. APB shall retain such records relating to a given Royalty Period for at least [*] after the conclusion of that Royalty Period, during which time ArQule shall have the right, at its expense, to cause an independent, certified public accountant to inspect such records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to ArQule any information other than information relating to accuracy of reports and payments delivered under this Agreement. The parties shall reconcile any underpayment or overpayment within thirty (30) days after the accountant delivers the results of the audit. In the event that any audit performed under this Section reveals an underpayment in excess of [*] in any Royalty Period, APB shall bear the full cost of such audit. ArQule may exercise its rights under this Section only once every year and only with reasonable prior notice to APB.

         9.10 LATE PAYMENTS. Any payments by APB that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the WALL STREET JOURNAL on the date payment is due, with interest calculated based on the number of days that payment is delinquent.

         9.11 PAYMENTS UNDER COMMERCIALIZATION AGREEMENT. In addition to the payments set forth in this Agreement, under the Commercialization Agreement APB has agreed to pay ArQule [*] of Technology Access, R&D, and Success Fees and [*]of Customer Royalties (as those terms are defined in the Commercialization Agreement).

10.      EXPIRATION AND TERMINATION.

         10.1 TERM OF COLLABORATIVE RESEARCH PROGRAM. Unless this Agreement is sooner terminated pursuant to this Article 10, the Collaborative Research Program shall commence on September 1, 1998 and remain in effect for a period of [*], subject to automatic extension for additional [*] periods unless and until terminated by a party upon [*] prior written notice before the expiration of the then-current term. Notwithstanding the foregoing, APB shall have the right to terminate the Collaborative Research Program at any time after [*] upon payment to ArQule of





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                                       18
an amount negotiated in good faith by the parties (the "Buyout Right"). This compensation is intended to repay ArQule for the fair market value of the lost business opportunity. In the event that APB elects to exercise the Buyout Right, APB shall furnish ArQule with [*] written notice at any time after [*], whereupon the parties shall negotiate in good faith the amount of compensation payable to ArQule. After the parties agree on the amount of compensation, this Agreement shall terminate immediately upon payment of that compensation to ArQule.

         10.2     TERM OF AGREEMENT. Unless sooner terminated pursuant to this
Article 10, this Agreement shall expire on a Licensed Product-by-Licensed Product or Licensed Service-by-Licensed Service basis and country-by-country basis, upon the date of the last sale of such Licensed Product and/or the last provision of a Licensed Service in such country.

         10.3     EVENTS OF DEFAULT.

                  (a) DEFAULT BY EITHER PARTY. Subject to Section 10.3(b), an Event of Default by either party shall have occurred upon (i) the occurrence of a breach of a material term of this Agreement (other than a material breach described in clause (ii) hereof or in Section 10.3(b)) if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party or (ii) the bankruptcy, insolvency, dissolution or winding up of a party.

                  (b) DEFAULT BY APB. An Event of Default by APB shall have occurred if (i) APB fails to make payments due hereunder within thirty (30) days after ArQule delivers written notice thereof to APB specifying such failure and its claim of right to terminate, unless APB makes such payments plus interest within such thirty (30) day period.

         10.4     EFFECT OF AN EVENT OF DEFAULT.

                  (a) REMEDIES AVAILABLE TO ARQULE. If an Event of Default described in Section 10.3(a) or 10.3(b) occurs relating to APB, and APB fails to cure such default during any applicable cure period, ArQule shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, and subject to the limitations of Section 13.12, to terminate this Agreement upon written notice thereof to APB.

                  (b) REMEDIES AVAILABLE TO APB. If an Event of Default described in Section 10.3(a) occurs relating to ArQule, and ArQule fails to cure such default during any applicable cure period, APB shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, and subject to the limitations of
Section 13.12, to terminate this Agreement upon written notice thereof to ArQule.

         10.5     OTHER TERMINATION.







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                                       19

                  (a) TERMINATION BY APB. APB may terminate this Agreement, upon thirty (30) days written notice to ArQule, if ArQule [*].

                  (b) TERMINATION BY ARQULE. ArQule may terminate this Agreement, upon thirty (30) days written notice to APB, if APB [*].

         10.6 EFFECT OF TERMINATION. Except as otherwise agreed by the parties, upon the termination of this Agreement:

                  (i) the Collaborative Research Program shall immediately terminate, and all collaborative research and development activities shall cease;

                  (ii) each party shall have the right to practice the Joint Patent Rights and to use the Joint Technology in the field of [*], subject to payment of a commercially reasonable royalty to the other party, and subject to the negotiation of other financial terms regarding such use; provided, that, neither party shall be required to grant the other party the right to practice the Joint Patent Rights or use the Joint Technology, on any terms, for [*];

                  (iii) each party shall have the right to practice the Joint Patent Rights and use the Joint Technology outside the field of [*], without payment to or the consent of the other party;

                  (iv)     the rights and licenses granted to ArQule pursuant to
Section 4.2 shall continue, provided that ArQule and APB shall enter into a [*];

                  (v)      the rights and licenses granted to APB pursuant to
Section 4.1 shall terminate, provided that ArQule shall be required to grant APB or its Affiliates a license [*] to practice the ArQule Patent Rights and to use the ArQule Technology to the extent necessary to permit use of the Joint Technology by APB; and

                  (vi)     any rights granted to a third party pursuant to
Section 4.4 regarding the use of [*] shall survive.

         10.7 SURVIVAL. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 5, 6, 9, 11 and 12, and Sections 13.1, 13.10 and 13.12 shall survive the expiration or termination of this Agreement.

11.      REPRESENTATIONS AND WARRANTIES.

         11.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF ARQULE. ArQule represents and warrants to and covenants with APB that:






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                                       20

                  (a) ArQule is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware;

                  (b) ArQule has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to APB in this Agreement;

                  (c) ArQule has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of ArQule enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (e) the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  (f) ArQule will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         11.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF APB. APB represents and warrants to and covenants with ArQule that:

                  (a) APB is a corporation duly organized, validly existing and in corporate good standing under the laws of Sweden;

                  (b) APB has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to ArQule in this Agreement;

                  (c) APB has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of APB enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (e) the performance of its obligations under this Agreement will not conflict with APB's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  (f) APB will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         11.3 DISCLAIMER. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE QUALITY OF ANY RESEARCH RESULTS GENERATED PURSUANT TO THE COLLABORATIVE RESEARCH PROGRAM. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY PROPRIETARY MATERIALS OF EITHER PARTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES THAT THE USE OF ARQULE TECHNOLOGY, THE APB TECHNOLOGY, THE JOINT TECHNOLOGY, OR ANY PROPRIETARY MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

12.      INDEMNIFICATION AND INSURANCE.

         12.1 GENERAL INDEMNIFICATION. Each party (the "Indemnifying party") shall indemnify and hold harmless the other party, and their respective directors, officers, employees and agents (collectively, the "Indemnitees") from and against all claims, expenses or liability of whatever nature arising from or alleged to arise from (i) any default, act, omission or negligence of the Indemnifying party, its agents or employees, or others exercising rights by, through, or under the Indemnifying party, or the failure of the Indemnifying party or such persons to comply with any applicable laws, rules, regulations, codes, ordinances or directives of governmental authorities, in each case to the extent the same are related, directly or indirectly, to the Collaborative Research Program described herein, and/or the sale of Licensed Products and/or the provision of Licensed Services; (ii) any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any Licensed Product sold or Licensed Service rendered by such party; or (iii) a breach by such party of any of its representations or warranties made pursuant to Article 11 hereof; provided, however, that in no event shall the Indemnifying party be obligated under this section to indemnify the Indemnitees where such claim, expense or liability results solely from any omission, fault, negligence, or other misconduct of any of the Indemnitees.

         12.2 PROCEDURE. The Indemnitees agree to provide the Indemnifying Party with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. If an Indemnitee fails to provide such notice within a reasonable time, and if such failure prejudicially affects the ability of the Indemnifying Party to defend such action, the Indemnifying Party shall be relieved of its liability to such Indemnitee under this Article 12. The Indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitees to defend against any such claim. The Indemnitees shall cooperate fully with the Indemnifying Party in such defense and will permit the Indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. The Indemnifying Party agrees to keep the other party informed of the progress in the defense and disposition of such claim and to consult with such party with regard to any proposed settlement.

         12.3 INSURANCE. APB shall maintain adequate product liability insurance with respect to development, manufacture, and sale of Licensed Products and Licensed Services by APB in such amount as it customarily maintains with respect to sales of its other products, and in no event less than a reasonable amount. APB shall maintain such insurance for so long as it continues to manufacture or sell Licensed Products and/or to provide Licensed Services, and thereafter for so long APB customarily maintains such insurance for itself covering such manufacture or sale.

13.      MISCELLANEOUS.

         13.1 PUBLICITY. No press release, advertising, promotional sales literature, or other promotional oral or written statements to the public in connection with or alluding to work performed under this Agreement or the relationship between the parties created by it, having or containing any reference to ArQule or APB, shall be made by either party without the prior written approval of the other party, except for restatements of previously-approved statements and disclosures required by applicable law or regulation.

         13.2 RELATIONSHIP OF PARTIES. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing.

         13.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         13.4 HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

         13.5 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

         13.6 ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except that either of the parties may assign this Agreement to an Affiliate or successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

         13.7 FORCE MAJEURE. Neither party will be responsible for delays resulting from acts beyond the control of such party, provided, that the non-performing party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch whenever such causes are removed.

         13.8 NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:

         If to APB:

                                    Amersham Pharmacia Biotech AB
                                    S-751-84 Uppsala
                                    Sweden
                                    Attention: Johan von Heijne
                                    Telephone: +46 1816 5000
                                    Facsimile: +46 1816 5322

         with a copy (which shall not constitute notice) to:

                                    Ulf Lundberg
                                    General Counsel
                                    S-751-84 Uppsala
                                    Sweden
                                    Telephone: +46 1816 3000
                                    Facsimile: +46 1816 5322

         If to ArQule:

                                    ArQule, Inc.
                                    200 Boston Avenue
                                    Medford, MA  02155
                                    Attn: President
                                    Telephone: (781) 395-4100
                                    Facsimile: (781) 393-8321

         with a copy (which shall not constitute notice) to:

                                    ArQule, Inc.
                                    200 Boston Avenue
                                    Medford, MA  02155
                                    Attn: Legal Department
                                    Telephone: (781) 395-4100
                                    Facsimile: (781) 393-8321

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section 13.8.

         13.9 AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified at any time, but only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         13.10 GOVERNING LAW. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware irrespective of any conflict of laws principles.

         13.11 SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

         13.12 DISPUTE RESOLUTION. Any disputes between the parties that arise under or relate to this Agreement and are not resolved by the Steering Committee shall be resolved in accordance with the following procedures. The parties shall first attempt in good faith to resolve the matter among themselves. If the matter remains unresolved after a period of thirty (30) days after the dispute first arose, the dispute shall be referred to the Chief Executive Officers of each party, who shall meet at a mutually acceptable time and location. If the matter remains unresolved within sixty (60) days after the dispute first arose, the matter will be finally settled by binding arbitration as follows. If the dispute relates to intellectual property matters under this Agreement, including without limitation inventorship issues and whether a particular Technology constitutes ArQule Technology, APB Technology, or Joint Technology, the parties will submit the matter to binding arbitration in accordance with the then current Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration, with the exception that the arbitration shall be conducted in New York, New York by a sole arbitrator who is an experienced patent attorney with reasonable expertise in the technological subject matter at issue. If the dispute relates to any other matter under this Agreement, the parties will submit the matter to binding arbitration in London, England under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Judgment upon the award rendered by the arbitrator may be entered and enforced in any court having jurisdiction thereof.

         13.13 ENTIRE AGREEMENT. This Agreement, together with the Commercialization Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings including, without limitation, the Prior Research and Development Agreement.



         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.


                                        AMERSHAM PHARMACIA BIOTECH AB ("APB")





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


                             By: /s/ Ingvar Wiberger
                                 --------------------------------------------
                                 Name: Ingvar Wiberger
                                 Title: Vice President Separations


                             ARQULE, INC.


                             By: /s/ Eric B. Gordon
                                 --------------------------------------------
                                 Name: Eric B. Gordon
                                 Title: President and Chief Executive Officer

                                    EXHIBIT A


                                       [*]







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  * Confidential Treatment has been requested for the marked portion.

                                    EXHIBIT B


                                      [*]










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  * Confidential Treatment has been requested for the marked portion.


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